Filed Pursuant to Rule 424(b)(7)
Registration No. 333-214505

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	12,131,707	$182.01	$2,208,091,991.07	$274,908

(1)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the $183.70 (high) and $180.31 (low) sale price of the Registrant’s Common Stock as reported on the Nasdaq on March 19, 2018, which date is within five business days prior to filing this Registration Statement.

Prospectus supplement

(To prospectus dated November 8, 2016)

12,131,707 Shares

WYNN RESORTS, LIMITED

Common Stock

We are filing this prospectus supplement pursuant to the terms of registration rights we have granted to Stephen A. Wynn and the Wynn Family Limited Partnership, a Delaware limited partnership (“WFLP”; Mr. Wynn and WFLP are referred to collectively as the “selling stockholder”). On March 20, 2018, Mr. Wynn disclosed that he intends to sell all or a portion of the common stock controlled by him pursuant to one or more registered public offerings, in the open market in transactions pursuant to Rule 144 under the Securities Act of 1933 or in privately negotiated transactions, and if he elects to sell any such common stock, he will seek to conduct such sales in an orderly fashion and in cooperation with the Company. No assurance can be provided that Mr. Wynn will elect to sell common stock, or the timing or terms of any such sale. All of the shares of common stock offered by this prospectus supplement may be sold from time to time by or on behalf of the selling stockholder named herein. The shares of common stock covered by this prospectus supplement may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. For more information with respect to the sale of shares of common stock offered by this prospectus supplement, see “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “WYNN.” On March 19, 2018, the last reported sale price of our common stock on the Nasdaq Global Select Market was $181.62 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 20, 2018.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the selling stockholder has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling stockholder is not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operation, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before buying securities.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-15 of this prospectus supplement and page 1 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Wynn Resorts,” the “Company,” “we,” “us” and “our” refer to Wynn Resorts, Limited and its subsidiaries.

OVERVIEW

Our Company

Wynn Resorts, Limited is a leading developer, owner and operator of destination casino resorts (integrated resorts) that integrate hotel accommodations and a wide range of amenities, including fine dining outlets, premium retail offerings, distinctive entertainment theaters and large meeting complexes.

In the Macau Special Administrative Region of the People’s Republic of China (“Macau”), we own approximately 72% of Wynn Macau, Limited (“WML”), which includes the operations of the Wynn Macau and Wynn Palace resorts, which we refer to as our Macau Operations. In Las Vegas, Nevada, we operate and, with the exception of certain retail space, own 100% of Wynn Las Vegas, which we also refer to as our Las Vegas Operations. We are currently constructing Wynn Boston Harbor, an integrated casino resort in Everett, Massachusetts.

Wynn Resorts, a Nevada corporation, was formed in 2002. Wynn Resorts files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments of such reports with the Securities and Exchange Commission (“SEC”). Any document Wynn Resorts files may be inspected, without charge, at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 or at the SEC’s internet site address at http://www.sec.gov. Information related to the operation of the SEC’s public reference room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, through our own internet address at www.wynnresorts.com, Wynn Resorts provides a hyperlink to a third-party SEC filing website which posts these filings as soon as reasonably practicable, where they can be reviewed without charge. The information found on our website is not a part of this prospectus supplement or our Annual Report on Form 10-K or any other report we file or furnish to the SEC.

Recent Developments

The Settlement Agreement and Mutual Release and Related Updates

On March 8, 2018, Wynn Resorts announced that it has entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and between the Company, Stephen A. Wynn (“Mr. Wynn”), Linda Chen, Russell Goldsmith, Ray R. Irani, Robert J. Miller, John A. Moran, Marc D. Schorr, Alvin V. Shoemaker, D. Boone Wayson, Allan Zeman, and Kimmarie Sinatra (collectively, the “Wynn Parties”), and Universal Entertainment Corp. and Aruze USA, Inc. (“Aruze” and, collectively with Universal Entertainment Corp., the “Universal Parties”). The Settlement Agreement resolves legal proceedings pending in the Eighth Judicial District Court in Clark County, Nevada (the “Nevada Litigation”) as well as other claims.

Pursuant to the Settlement Agreement, the Company agreed to pay on or before March 31, 2018 the principal amount of the $1.936 billion promissory note issued in connection with the redemption of all shares of the Company’s stock held by Aruze as of February 18, 2012 (the “Redemption Note”). The Company also agreed to pay an additional $463.6 million with respect to the Universal Parties’ claims related to the allegedly below-market interest rate of the Redemption Note (the “Additional Redemption Note Amount”) and agreed to release to Aruze $232.4 million in accrued interest currently held in escrow. During the three months ended March 31, 2018, the Company expects to record an expense of $520.9 million related to payments made pursuant to the Settlement Agreement.

Under the Settlement Agreement, the Wynn Parties and the Universal Parties mutually agreed to unconditionally release all claims against each other relating to or arising out of the Nevada Litigation, as well as any claims which relate to or arise out of any other litigation or claims in any other jurisdiction. As a result, the Universal Parties will not claim that Aruze remains a party to the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) among Aruze, Mr. Wynn, and Elaine P. Wynn (Mr. Wynn’s former spouse), dated January 6, 2010. The Universal Parties further released any claims against the Wynn Parties and their affiliates in any other jurisdiction, including but not limited to the proceeding pending in Macau against Wynn Resorts (Macau) S.A. and certain related individuals (the “Macau Litigation”).

As a result of the Settlement Agreement, the parties to the agreement dismissed all litigation between the Universal Parties and the Company and its then-directors and executives with respect to the redemption, including the Nevada Litigation and the Macau Litigation, but the Settlement Agreement did not release claims against any parties to such litigation who are not parties to the Settlement Agreement, including but not limited to Kazuo Okada and Elaine P. Wynn. The foregoing summary of the Settlement Agreement is qualified by reference to the

Settlement Agreement, which was filed as Exhibit 10.1. of our Current Report on Form 8-K, filed with the SEC on March 9, 2018.

On March 12, 2018, the Company voluntarily dismissed its claim for breach of fiduciary duty against Mr. Okada, which was the last and only remaining claim between the Company, Mr. Okada and the Universal Parties in the Nevada Litigation.

On March 14, 2018, Mr. Wynn and Elaine P. Wynn entered into a stipulation declaring that the Stockholders Agreement is now invalid and unenforceable, thereby terminating some but not all of the claims asserted by Elaine P. Wynn against Mr. Wynn, the Company and certain officers of the Company.

364-Day Term Loan Bridge Commitment

On March 9, 2018, the Company entered into a commitment letter with an affiliate of Deutsche Bank Securities for a 364-day term loan facility to the Company in an aggregate principal amount of up to $800 million (the “Bridge Loan”). The Company intends to use the net proceeds of this committed financing, along with cash on hand and borrowings under the senior revolving credit facility under our U.S. related credit facilities, which consist of $875 million and $125 million fully funded senior term loan facilities and a $375 million senior secured revolving credit facility (together, the “Wynn America Credit Facilities”), to repay the Redemption Note and to pay the Additional Redemption Note Amount and the fees and expenses incurred in connection thereto.

Amendment of the 2023 Indenture

On March 20, 2018, the Company announced that its indirect wholly owned subsidiaries, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (the “WLV Issuers”), had received the requisite consents to approve an amendment to the indenture (the “2023 Indenture”) governing the WLV Issuers’ 4.25% Senior Notes due 2023 (the “2023 WLV Notes”). The amendment will conform the definition of “change of control” relating to ownership of equity interests in the Company in the 2023 Indenture to the terms of the indentures governing the WLV Issuers’ other outstanding notes.

Registration Rights Agreement

On March 20, 2018, the Company entered into a Registration Rights Agreement with WFLP and each holder from time to time a party thereto (the “Registration Rights Agreement”), pursuant to the Separation Agreement by and among Wynn Resorts, Limited, Mr. Wynn, and Wynn Resorts Holdings, LLC, dated February 15, 2018 (the “Separation Agreement”). Pursuant to the Registration Rights Agreement, without the Company’s prior written consent (which it could provide at any time in its sole discretion), the selling stockholder is not permitted to sell more than an aggregate of 4,043,903 shares of common stock (as may be adjusted for conversions, dividends, distributions or exchanges, mergers, or similar transactions affecting such shares) pursuant to this prospectus supplement in any quarter. The Registration Rights Agreement provides for mutual indemnification and expense reimbursement.

RISK FACTORS

Investing in our common stock involves risks, including the risks described in the documents we incorporate by reference herein that are specific to our common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should carefully consider and read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017.

You should carefully consider the risks described below, together with our consolidated financial statements and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference herein, before making an investment decision. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of our common stock could decline substantially, and you may lose part or all of your investment.

Risks Related to our Business

The controversy, regulatory action, litigation and investigations related to Stephen A. Wynn and his separation from the Company could significantly harm our business.

Our business, reputation, and competitive position may suffer as a result of our association with Mr. Wynn, additional allegations against Mr. Wynn and/or the Company, or as a result of his separation from the Company. Prior to February 6, 2018, Mr. Wynn was our CEO and Chairman of the Board of Directors.

On February 6, 2018, Mr. Wynn resigned as CEO and Chairman of the Board of Directors after allegations of inappropriate personal conduct by Mr. Wynn in the workplace were reported in a January 26, 2018 Wall Street Journal article. Further articles regarding alleged inappropriate personal conduct by Mr. Wynn have been, and could in the future be, reported in the news. The resulting controversy related to Mr. Wynn and his separation from the Company could significantly harm our business in numerous ways, including in ways that we cannot predict. As discussed in our Annual Report on Form 10-K, which is incorporated by reference herein, gaming regulators in Macau, Massachusetts and Nevada are reviewing the situation. Each of these regulatory authorities has extensive power to license and oversee the operations of our casino resorts and could take action against the Company and its related licensees or Mr. Wynn, including actions that could affect the ability or terms upon which our subsidiaries hold their gaming licenses and concessions, the suitability of the Company to continue as a stockholder of those subsidiaries, and/or the suitability of Mr. Wynn to continue as a stockholder of the Company.

A number of lawsuits have been filed against the Company and our Board of Directors arising out of the allegations against Mr. Wynn, and such claims present a number of risks, including distraction of management, assertions that could affect our reputation, and potential legal liabilities. Additional allegations may in the future be asserted against Mr. Wynn and/or the Company, and additional regulatory or legal proceedings involving the Company may be commenced in the future.

The developments regarding Mr. Wynn have and may in the future affect the course of proceedings and the parties’ positions in litigation in which Elaine P. Wynn, Mr. Wynn’s former spouse, submitted a cross claim seeking to void the Stockholders Agreement and alleging breaches of such agreement. Such claims have and may continue to bring adverse publicity and harm our reputation. On March 14, 2018, Mr. Wynn and Elaine P. Wynn entered into a stipulation declaring that the Stockholders Agreement is now invalid and unenforceable, thereby terminating some but not all of the claims asserted by Elaine P. Wynn against Mr. Wynn, the Company and certain officers of the Company.

On March 20, 2018, Mr. Wynn disclosed that he intends to sell all or a portion of the common stock controlled by him pursuant to one or more registered public offerings, in the open market in transactions pursuant to Rule 144 under the Securities Act of 1933 or in privately negotiated transactions, and if he elects to sell any such common stock, he will seek to conduct such sales in an orderly fashion and in cooperation with the Company.

Ongoing investigations, litigation and other disputes could distract management and result in negative publicity and additional scrutiny from regulators.

There has been widespread publicity of the findings in the February 2012 report from Freeh, Sporkin & Sullivan, LLP of prima facie violations of law by Mr. Okada and his affiliates, the Board of Directors’ unsuitability finding, the redemption of shares and related litigation. In addition, Elaine P. Wynn has asserted various claims against Mr. Wynn, the Company and various Company officers. On March 14, 2018, Mr. Wynn and Elaine Wynn entered into a stipulation declaring that the Stockholders’ Agreement is now invalid and unenforceable, thereby terminating some but not all of the claims asserted by Elaine P. Wynn against Mr. Wynn, the Company and certain officers of the Company. Such claims have and may continue to draw adverse publicity or impugn our reputation.

On January 26, 2018, the Company’s Board of Directors formed a Special Committee comprised solely of independent directors to investigate allegations of inappropriate personal conduct by Mr. Wynn in the workplace. On February 12, 2018, the Special Committee announced that its review was expanded to include a comprehensive review of the Company’s internal policies and procedures with the goal of employing best practices to maintain a safe and respectful workplace for all employees. Gaming regulators in Massachusetts and Nevada are reviewing these matters, including suitability with respect to the Company and its related licensees, and the Company is cooperating with these regulatory reviews. The gaming regulator in Macau is monitoring and reviewing the situation, and the Company is cooperating.

The foregoing investigations, litigation and other disputes and any additional such matters that may arise in the future, can be expensive and may divert management’s attention from the operations of our businesses. The investigations, litigation and other disputes may also lead to additional scrutiny from regulators, which could lead to investigations relating to, and possibly a negative impact on, the Company’s gaming licenses and the Company’s ability to bid successfully for new gaming market opportunities. In addition, the actions, litigation and publicity could negatively impact our business, reputation and competitive position and could reduce demand for shares of Wynn Resorts and WML and thereby have a negative impact on the trading prices of their respective shares.

Risks Related to Our Indebtedness

We are highly leveraged and future cash flow may not be sufficient for us to meet our obligations, and we might have difficulty obtaining more financing.

We have a substantial amount of consolidated debt in relation to our equity. As of December 31, 2017, we had total outstanding debt, net of debt issue costs, of approximately $9.63 billion, which includes a portion of the funds we expect to need for the development and construction of our current projects. We may, however, incur additional indebtedness in connection with the construction of these projects. In addition, we are permitted to incur additional indebtedness if certain conditions are met, including conditions under our $2.30 billion equivalent fully funded senior secured term loan facility and a $750 million equivalent senior secured revolving credit facility in Macau, our Wynn America Credit Facilities and the indentures pertaining to the notes issued by certain of our subsidiaries in connection with other future potential development plans. On February 18, 2012, we issued the Redemption Note with a principal amount of approximately $1.94 billion in redemption of all of the shares of our common stock held by Aruze. As of December 31, 2017, the fair value of the Redemption Note was $1.88 billion. We intend to use the net proceeds from the Bridge Loan, along with cash on hand and borrowings under the senior revolving credit facility under the Wynn America Credit Facilities to repay the Redemption Note and to pay the Additional Redemption Note Amount and the fees and expenses incurred in connection thereto.

Our indebtedness could have important consequences. For example:

•

failure to meet our payment obligations or other obligations could result in acceleration of our indebtedness, foreclosure upon our assets that serve as collateral or bankruptcy and trigger cross defaults under other agreements;

•

servicing our indebtedness requires a substantial portion of our cash flow from the operations of our Las Vegas and Macau operations and reduces the amount of available cash, if any, to fund working capital and other cash requirements or pay for other capital expenditures;

•

the Settlement Agreement pertaining to the Redemption Note could cause a material adverse effect on our financial condition and results of operations and could expose us to additional claims by third parties including current or former investors or regulators;

•	we may not be able to obtain additional financing, if needed; and

•	rates with respect to a portion of the interest we pay will fluctuate with market rates and, accordingly, our interest expense will increase if market interest rates increase.

Under the terms of the documents governing our debt facilities, subject to certain limitations, we are permitted to incur indebtedness. If we incur additional indebtedness, the risks described above will be exacerbated.

The agreements governing our debt facilities contain certain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

Some of our debt facilities require us to satisfy various financial covenants, which include requirements for minimum interest coverage ratios and leverage ratios pertaining to total debt to earnings before interest, tax, depreciation and amortization and a minimum earnings before interest, tax, depreciation and amortization. The agreements governing our debt facilities also contain restrictions on our ability to engage in certain transactions and may limit our ability to respond to changing business and economic conditions. These restrictions include, among other things, limitations on our ability and the ability of our restricted subsidiaries to:

•	pay dividends or distributions or repurchase equity;

•	incur additional debt;

•	make investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	issue stock of, or member’s interests in, subsidiaries;

•	enter into sale-leaseback transactions;

•	engage in other businesses;

•	merge or consolidate with another company;

•	undergo a change of control;

•	transfer, sell or otherwise dispose of assets;

•	issue disqualified stock;

•	create dividend and other payment restrictions affecting subsidiaries; and

•	designate restricted and unrestricted subsidiaries.

Our ability to comply with the terms of outstanding facilities may be affected by general economic conditions, industry conditions and other events outside of our control. As a result, we may not be able to maintain compliance with these covenants. If our properties’ operations fail to generate adequate cash flow, we may violate those covenants, causing a default under our agreements, which would materially and adversely affect our operating results and our financial condition or result in our lenders or holders of our debt taking action to enforce their security interests in our various assets or cause all outstanding amounts to be due and payable immediately.

Risks Related to Share Ownership and Stockholder Matters

Our largest stockholders are able to exert significant influence over our operations and future direction.

As of December 31, 2017, Mr. Wynn and Elaine P. Wynn owned 12,131,707 shares and 9,539,077 shares, respectively, or in the aggregate approximately 21.1%, of our outstanding common stock. As a result, Mr. Wynn and Elaine P. Wynn, to the extent they vote their shares in a similar manner, or individually, may be able to exert significant influence over all matters requiring our stockholders’ approval, including the approval of significant corporate transactions.

In June 2012, in connection with the pending litigation between the Company and Aruze, Elaine P. Wynn submitted a cross claim against Mr. Wynn and Mr. Okada seeking to void the Stockholders Agreement and asserting other claims against Mr. Wynn, the Company, and certain Company executives. On March 14, 2018, Mr. Wynn and Elaine P. Wynn entered into a stipulation declaring that the Stockholders Agreement was invalid and unenforceable, thereby terminating some but not all of the claims asserted by Elaine Wynn against Mr. Wynn, the Company and certain officers of the Company. Further, on March 20, 2018, Mr. Wynn disclosed that he intends to sell all or a portion of the common stock controlled by him pursuant to one or more registered public offerings, in the open market in transactions pursuant to Rule 144 under the Securities Act of 1933 or in privately negotiated transactions, and if he elects to sell any such common stock, he will seek to conduct such sales in an orderly fashion and in cooperation with the Company. See our Risk Factor “The controversy, regulatory action, litigation and investigations related to Stephen A. Wynn and his separation from the Company could significantly harm our business” under “Risks Related to our Business” for further discussion.

In November 2006, the Board of Directors of Wynn Resorts approved an amendment of its bylaws that exempts future acquisitions of shares of our common stock by either Mr. Wynn or Aruze from Nevada’s acquisition of controlling interest statutes. In light of the determination by the Board of Directors on February 18, 2012 that each of the Universal Parties and Mr. Okada is an “Unsuitable Person” under the Company’s articles of incorporation and the redemption and cancellation of Aruze’s shares of our common stock, our Fifth Amended and Restated Bylaws amended these provisions to delete the reference to Aruze and its affiliates. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or to the acquisition specifically by types of existing or future stockholders. These statutes define a “controlling interest” as (i) one-fifth or more but less than one third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of these bylaw provisions, Mr. Wynn or his affiliates may acquire ownership of outstanding voting shares of Wynn Resorts permitting him or them to exercise more than one-third but less than a majority, or a majority or more, of all of the voting power of the Company in the election of directors, without requiring a resolution of the Company’s stockholders granting voting rights in the control shares acquired.

Our stock price may be volatile.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as general United States, China, and world economic and financial conditions, our own quarterly variations in operating results, increased competition, changes in financial estimates and recommendations by securities analysts, changes in applicable laws or regulations, and changes affecting the travel industry, including gaming taxes, arrival and departure of key personnel, changes in our capital structure, sales of common stock by us or members of our management team, the public’s reaction to our press releases, other public announcements and filings with the SEC, including announcements of sales of stock or stock equivalents by the Company or its stockholders, and other events impacting our business. The stock market in general, and prices for companies in our industry in particular, has experienced extreme volatility that may be unrelated to the operating performance of a particular company.

These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, information about our business strategy, development activities, competition and possible or assumed future results of operations, throughout this report and are often preceded by, followed by or include the words “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including the risks and uncertainties in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement, and other factors we describe from time to time in our periodic filings with the SEC, such as:

•	controversy, regulatory action, litigation and investigations related to Mr. Wynn and his separation from the Company;

•	extensive regulation of our business (including the Chinese government’s ongoing anti-corruption campaign) and the cost of compliance or failure to comply with applicable laws and regulations;

•	pending or future legal proceedings, regulatory or enforcement actions or probity investigations (including those related to the former Chairman and CEO of the Company);

•	our ability to maintain our gaming licenses and concessions;

•	our dependence on key employees;

•	general global political and economic conditions, in the U.S. and China, which may impact levels of travel, leisure and consumer spending;

•	restrictions or conditions on visitation by citizens of mainland China to Macau;

•

the impact on the travel and leisure industry from factors such as an outbreak of an infectious disease, extreme weather patterns or natural disasters, military conflicts and any future security alerts and/or terrorist attacks;

•	doing business in foreign locations such as Macau;

•	our ability to maintain our customer relationships and collect and enforce gaming receivables;

•	our relationships with Macau gaming promoters;

•	our dependence on a limited number of resorts and locations for all of our cash flow and our subsidiaries’ ability to pay us dividends and distributions;

•	competition in the casino/hotel and resort industries and actions taken by our competitors, including new development and construction activities of competitors;

•	factors affecting the development and success of new gaming and resort properties (including limited labor resources, government labor and gaming policies and transportation infrastructure in Macau; and cost increases, environmental regulation, and our ability to secure necessary permits and approvals in Everett, Massachusetts);

•

construction risks (including disputes with and defaults by contractors and subcontractors; construction, equipment or staffing problems; shortages of materials or skilled labor; environment, health and safety issues; and unanticipated cost increases);

•	legalization of gaming in other jurisdictions;

•	any violations by us of the anti-money laundering laws or Foreign Corrupt Practices Act;

•	changes in gaming laws or regulations;

•	changes in federal, foreign, or state tax laws or the administration of such laws;

•	potential violations of law by Mr. Okada, a former stockholder of ours;

•	changes in the valuation of the promissory note we issued in connection with the redemption of Mr. Okada’s shares;

•	continued compliance with all provisions in our debt agreements;

•	conditions precedent to funding under our credit facilities;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	cybersecurity risk, including misappropriation of customer information or other breaches of information security;

•	our ability to protect our intellectual property rights; and

•	our current and future insurance coverage levels.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to update any such statements or release publicly any revisions to these forward-looking statements to reflect new information or events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDER

The following table sets forth the total number of shares of our common stock held by the selling stockholder as of the date of this prospectus supplement and the number of shares of our common stock of each selling stockholder offered by this prospectus supplement. The term “selling stockholder” also includes persons who obtain common stock from the selling stockholder under certain limited circumstances. No estimate can be given as to the number of shares of our common stock that each selling stockholder will own after the sale of any shares under this prospectus supplement, because the selling stockholder may offer all, some or none of their respective shares.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that each beneficially owns, subject to applicable community property laws.

Name	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)	Number of Shares of Common Stock to Be Offered
Stephen A. Wynn	12,131,707	(3)	11.78%	12,131,707
Total	12,131,707		11.78%	12,131,707

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus supplement are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This information has been obtained from the selling stockholder, and we have not independently verified this information.
(2)	Based on 103,005,866 shares of common stock outstanding on December 31, 2017.
(3)	Beneficial ownership amount and nature of ownership is derived from a Schedule 13D filed with the SEC on November 13, 2002, as amended through March 20, 2018, by Mr. Wynn. WFLP is the record holder of the shares. Mr. Wynn is trustee of the Stephen A. Wynn Revocable Trust U/D/T/ Dated June 24, 2010, which is the sole manager of Wynn GP, LLC, which is the general partner of WFLP.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

PLAN OF DISTRIBUTION

Resales by Selling Stockholder

We are registering the shares of common stock on behalf of the selling stockholder pursuant to registration rights granted under the Separation Agreement and the Registration Rights Agreement entered into pursuant to the Separation Agreement. Without the Company’s prior written consent (which it could provide at any time in its sole discretion), the selling stockholder is not permitted to sell more than an aggregate of 4,043,903 shares of common stock (as may be adjusted for conversions, dividends, distributions or exchanges, mergers, or similar transactions affecting such shares) pursuant to this prospectus supplement in any quarter.

Types of Sale Transactions

The selling stockholder may sell the shares of common stock offered by this prospectus supplement at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholder may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through Nasdaq Global Select Market or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may enter into hedging transactions from time to time in which a selling stockholder may:

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enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus supplement to close out its short positions or to close out stock loans incurred in connection with its short positions;

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enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus supplement; or

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loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus supplement.

The selling stockholder may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Resales by the selling stockholder may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

The selling stockholder and any agent, broker or dealer that participates in sales of common stock offered by this prospectus supplement may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus supplement, the selling stockholder may sell shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

Regulation M

We have informed the selling stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

Indemnification

We have agreed to indemnify selling stockholder, and the selling stockholder has agreed to indemnify us, against certain liabilities arising under the Securities Act from sales of common stock. The selling stockholder may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

Effectiveness of Registration Statement

We are permitted to suspend the use of this prospectus supplement not more than twice in any 12-month period, or more than once in any quarter, if our board of directors determines in good faith that disclosure of a material transaction that would otherwise be required to be disclosed would have an adverse effect on the Company or the Company’s ability to consummate such a material transaction or such a material transaction renders the Company unable to comply with the Securities Act, or that continued registration would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or that continued registration would render the Company unable to comply with the requirements of the Securities Act or Exchange Act. Any such suspension shall be for a period of time not to exceed 60 days.

Expenses of this Offering

The selling stockholder has agreed to reimburse the Company for any reasonable expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus supplement.

VALIDITY OF THE COMMON STOCK

Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada, will pass upon the validity of the shares of common stock offered by this prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-214505) with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, DC 20549, and you may obtain copies from the SEC at prescribed rates.

Statements contained in this prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, https://wynnresortslimited.gcs-web.com/sec-filings-disclaimer, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://www.wynnresorts.com/.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 28, 2018 (File No. 000-50028);

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 10, 2017 (File No. 000-50028);

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Our Current Reports on Form 8-K filed on January 22, 2018 (Item 8.01 only), February 7, 2018 (Item 5.02 only), February 16, 2018 (two reports), February 28, 2016, March 7, 2018 (Item 5.02 only), March 9, 2018 (Item 1.01 and Item 1.02 only), and March 15, 2018 (two reports);

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The description of our common stock, par value $0.01 per share, set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (SEC File Number 000-50028), and any amendment or report filed for the purpose of updating such description; and

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Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

PROSPECTUS

Wynn Resorts, Limited

This prospectus relates to offers and sales to the public from time to time of:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01;

•	depositary shares representing preferred stock; and

•	debt securities.

Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each offering of our securities.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “WYNN.” Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and the telephone number of our principal executive offices is (702) 770-7000.

We urge you to read carefully this prospectus, any accompanying prospectus supplement and any other offering materials filed or provided by us before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is November 8, 2016.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to “Wynn Resorts,” the “Company,” “we,” “us,” or “our,” or similar terms, refer to Wynn Resorts, Limited and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the securities described in this prospectus may be offered and sold to the public in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time securities are offered and sold pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading “Incorporation by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of our securities will contain additional information about risks applicable to an investment in us and shares of our securities.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like Wynn Resorts, that file electronically with the SEC. Our filings with the SEC also may be accessed through our Internet website at http://www.wynnresorts.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

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INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that:

•	incorporated documents, including exhibits and other information not included in this prospectus or a prospectus supplement, are considered part of this prospectus;

•	we are disclosing important business and financial information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference into this prospectus.

We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our current reports on Form 8-K filed on February 11, 2016 (with respect to Item 8.01 only), April 20, 2016, May 5, 2016 (with respect to Item 8.01 only), July 6, 2016, July 28, 2016 (with respect to Item 8.01 only), August 23, 2016, and November 2, 2016 (with respect to Item 8.01 only);

•	the description of our common stock set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028), including any amendment or reports filed for the purpose of updating the description of our common stock contained therein; and

•	all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of securities offered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated by reference into this prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Exhibits to information incorporated by reference into this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such information. Requests for such copies should be directed to:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

Attention: Investor Relations

Except as provided above, no other information, including information on our internet site (http://www.wynnresorts.com), is incorporated by reference into this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements, including, but not limited to, statements relating to our business strategy, development activities, competition and possible or assumed future results of operations. Any statements contained in this prospectus, including the documents incorporated by reference into this prospectus, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to:

•	our dependence on Stephen A. Wynn;

•	general global political and economic conditions, particularly in China, which may impact levels of travel, leisure and consumer spending;

•	construction risks (including disputes with and defaults by contractors and subcontractors; construction, equipment or staffing problems; shortages of materials or skilled labor; environment, health and safety issues; and unanticipated cost increases);

•	factors affecting the development and success of new gaming and resort properties (including limited labor resources in Macau and government labor and gaming policies, unexpected cost increases, transportation infrastructure, environmental regulation and our ability to secure federal, state and local permits and approvals necessary for our construction projects);

•	changes in the valuation of the promissory note we issued in connection with the redemption of Mr. Okada’s shares;

•	restrictions or conditions on visitation by citizens of mainland China to Macau;

•	potential violations of law by Mr. Kazuo Okada, a former shareholder of ours;

•	pending or future legal proceedings, regulatory or enforcement actions or probity investigations;

•	any violations by us of the anti-money laundering laws or Foreign Corrupt Practices Act;

•	competition in the casino/hotel and resort industries and actions taken by our competitors, including new development and construction activities of competitors;

•	our dependence on a limited number of resorts and locations for all of our cash flow;

•	our relationships with Macau gaming promoters;

•	our ability to maintain our customer relationships and collect and enforce gaming receivables;

•	extensive regulation of our business (including the Chinese government’s ongoing anti-corruption campaign) and the cost of compliance or failure to comply with applicable laws and regulations;

•	our ability to maintain our gaming licenses and concessions;

•	changes in gaming laws or regulations;

•	changes in federal, foreign, or state tax laws or the administration of such laws;

•	cybersecurity risk including misappropriation of customer information or other breaches of information security;

•	our current and future insurance coverage levels;

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•	conditions precedent to funding under our credit facilities;

•	continued compliance with all provisions in our debt agreements;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	the impact on the travel and leisure industry from factors such as an outbreak of an infectious disease, extreme weather patterns or natural disasters, military conflicts and any future security alerts and/or terrorist attacks;

•	our subsidiaries’ ability to pay us dividends and distributions;

•	our ability to protect our intellectual property rights;

•	doing business in foreign locations such as Macau;

•	legalization of gaming in certain jurisdictions; and

•	changes in exchange rates.

Further information on potential factors that could affect our financial condition, results of operations and business are included in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

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THE COMPANY

We are a developer, owner and operator of destination casino resorts (integrated resorts). In the Macau Special Administrative Region of the People’s Republic of China, the Company owns approximately 72% of Wynn Macau, Limited and the Company operates the integrated Wynn Macau and Encore at Wynn Macau resort and the integrated Wynn Palace. In Las Vegas, Nevada, the Company owns 100% of and operates the integrated Wynn Las Vegas and Encore at Wynn Las Vegas resort. We are also currently constructing Wynn Boston Harbor, an integrated resort in Everett, Massachusetts, adjacent to Boston.

Company Information

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7000.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and our historical ratios of earnings to fixed charges and dividends on preferred stock for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine months ended September 30, 2016	Years ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred stock dividends	1.33x	1.69x	3.63x	4.14x	3.52x	4.50x

For purposes of these calculations, earnings consist of income from continuing operations before provision for income taxes and before fixed charges. Combined fixed charges include interest expense and a portion of rental expense deemed a reasonable approximation of the interest factor. We had no preferred stock issued and outstanding for any of the periods presented.

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USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

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DESCRIPTION OF THE SECURITIES

A description of the specific terms of any common stock, preferred stock, depositary shares or debt securities that may be offered under this prospectus will be set forth in the applicable prospectus supplement relating to those securities. The terms of the offering of the securities, the initial offering price and the net proceeds to us will also be contained in any applicable prospectus supplement or other offering materials relating to such offer. Such materials may also add, update or change information contained in this prospectus.

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VALIDITY OF THE SECURITIES

Unless otherwise specified in connection with the particular offering of securities, the validity of any securities issued under this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel.

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EXPERTS

The consolidated financial statements of Wynn Resorts, Limited appearing in Wynn Resorts, Limited’s Annual Report (Form 10-K) for the year ended December 31, 2015 including schedules appearing therein, and the effectiveness of Wynn Resorts, Limited’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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12,131,707 Shares

Common Stock

Prospectus Supplement

March 20, 2018